 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2777218
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of each exchange on which each class is to be registered
5.125% Junior Subordinated Debentures due 2073	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-169633

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 5.125% Junior Subordinated Debentures due 2073 (the “Debentures”) of Duke Energy Corporation, a Delaware corporation (the “Company”).  The Debentures are being issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, dated as of June 3, 2008, as supplemented by the Eighth Supplemental Indenture dated as of January 14, 2013.

A description of the Debentures is set forth (i) under the caption “Description of Debt Securities” in the Prospectus forming a part of Registration Statement No. 333-169633 on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on September 29, 2010, and (ii) under the caption “Description of the Debentures” in the Prospectus Supplement filed with the Commission pursuant to Rule 424(b)(5) of the general rules and regulations of the Securities Act on January 10, 2013, which description is incorporated herein by reference.

Item 2.           Exhibits.

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit	Description

1

Indenture dated June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K of Duke Energy Corporation, File No. 1-32853, filed June 16, 2008)

2	Eighth Supplemental Indenture, dated as of January 14, 2013, to the Indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

3	Form of 5.125% Junior Subordinated Debenture due 2073 (included in Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 14, 2013

	By:	/s/ Robert T. Lucas III, Esq.
		Name:	Robert T. Lucas III, Esq.
		Title:	Deputy General Counsel and
Assistant Corporate Secretary

Exhibit Index

Exhibit	Description

1

Indenture dated June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K of Duke Energy Corporation, File No. 1-32853, filed June 16, 2008)

2	Eighth Supplemental Indenture, dated as of January 14, 2013, to the Indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

3	Form of 5.125% Junior Subordinated Debenture due 2073 (included in Exhibit 2).